 Database Licensing Agreement between COMMUNICATE NOW.COM, INC. and Acxiom Corp.

Data product License Agreement.

                                PRODUCT SCHEDULE
                     to the Data Products License Agreement

Data Products License Agreement                   InfoBase Telephone Directories
Dated: May 23, 2000

Customer: CommunicateNow.com, Inc. (dba bizfinders.com)

 Product Schedule Effective Date: May 23, 2000
 ---------------------------------

Capitalized  terms not defined in  this Product  Schedule shall have the meaning given them in the Agreement.

Term

The  initial  term  of  this   Product  Schedule   ("Product   Schedule  Initial
Term") shall begin on the Product Schedule Effective Date and shall continue for a period of one (I) year, and thereafter shall continue and remain in effect for additional  one ( I)  year  terms  until  terminated  as  set  forth  below. For purposes of this Product  Schedule,  the Product  Schedule Initial Term  and all
renewal terms shall be referred to as the "Product Schedule Term." Either  party
may  terminate  this  Product  Schedule  by   providing  written  notice  to the
other  party  at least  ninety (90) days  prior to the  end of  the then current
Product Schedule Term.   The data  ("Data")  providedb pursuant to this  Product
Schedule  may  be used  by Customer  for a  period not  to  exceed  the  Product
Schedule  Term.  Upon any  expiration or termination of this  Product  Schedule,
Customer must return or destroy the Data in accordance  with the Agreement.

Products:
----------

X  InfoBase TelePhone Directories

The  following selected  Data  package  of the  Product  shall  be  provided  to
Customer.  If applicable,  the specific Data elements to be provided to Customer from the  Products are set forth on Attachment I attached hereto and made a part hereof.

   US Residential                     Enhanced White Page File
X  US Business                        Enhanced White Page Plus File
   Canadian Residential               Core/Micro Codes
   Canadian Business                  Other:

Acxiom shall provide the Data to Customer on the type of media and in the format selected below within 10 days of the execution of this Product Schedule.

Data Package Number: Business Package F (6)
Media: CD-ROM
Format: Comma Delimited ASCII

Acxiom shall provide updates to the Data on a quarterly basis.

Payment Terms:  Customer  agrees to pay  the license  fees  ("License Fees") set forth below upon receipt of an invoice from Acxiom.

License Fees:    $75,000/annually
                 License fee is payable in monthly payments of  $6,250  with the
                 first  payment  due  on  execution  of   Agreement  with   each
                 additional  payment due  on  or  before the 20th  of each month during the term of Agreement.

Permitted Uses / Restrictions: Customer  may use  the Products described in this
Product Schedule in accordance with the following:

Data Products License Agreement Agreement

     1.  The  Data  will  provided  only as a  directory  listing  component  of
Customer's  World  Wide  Web  Internet  Site.  Any  other  uses of the  Data not specifically  permitted by this Product Schedule must be mutually agreed upon in writing by both parties.  Customer  agrees that it shall  institute  appropriate measures to ensure that users of Customer's  Internet Site are  prohibited  from downloading  any data  from the web site in any form  whatsoever  . 2.  Customer shall  hold  and  use  the  Data  strictly  in  accordance  with  the  following conditions, unless otherwise agreed in writing:

     (a) The Data shall be received,  held and possessed by Customer only at the following address,  and at no other location:  Customer Address:  2015 Birdcreek
Drive #102. Temple, TX 76502

     (b )  Customer  shall  not use the Data as part of any  CD-ROM  product  or resell the Data or  technology  in any way except as  provided  in this  Product
Schedule.

     (c) The Data is licensed  only to  Customer,  and neither  Customer nor its subscriber  customers  who  view  the  Data  on  Customer's  Internet  Site  may distribute the Data, or any subset thereof.

     (d) Customer will not knowingly allow its customers to use the Data as part of any interactive on-line, CD-ROM, or other derivative product.

     (  e )  Customer  agrees  to  include  the  following  statement  regarding copyright and unauthorized  use, which statement shall be prominently  displayed on Customer's  Internet Web site:  "This  telephone and address  information  is proprietary to Acxiom  Corporation and is protected under U.S. copyright law and international treaty provisions.  This information is licensed for your personal or  professional  use and may not be resold or provided  to others.  You may not distribute.  sell, rent, sublicense,  or lease such information,  in whole or in part to any third party; and you will not make such Acxiom information available in  whole  or in  part  to any  other  user  in any  networked  or  time-sharing environment,  or transfer  the  information  in whole or in part to any computer other than the PC used to access this information."

Special Terms and Conditions:
------------------------------

In  addition to the foregoing,  the following  special terms  and conditions are applicable to Customer's use of the Products:

     1. If Customer is paying  fees on a per  listing or usage  basis,  Customer agrees that at all times it shall maintain current,  accurate and complete books and  records  relating  to its  usage of the Data and any  payments  due  Acxiom derived therefrom. Customer agrees that Acxiom, or any designee of Acxiom, shall have the right at any time  following  the Effective  Date of this  Agreement to examine,  inspect,  audit, review and copy or make extracts from all such books, records and any source  documents used in the preparation  thereof during normal business  hours upon written notice to Customer at least three (3) business days prior to the commencement of any such examination,  inspection, review or audit.
Such  audit  shall  be  strictly  limited  to  those  books  and  records  which specifically relate to information pertinent to the use of the Data.

     2. Each  Customer  Web page  containing  Acxiom Data will display a logo as demonstrated at  ww.databyacxiom.comltemplate.htm on the first or initial screen of each results  page.  Customer  agrees that each logo will be hyper- linked to the  www.databyacxiom.com  page or  another  page  within the Acxiom Web site as determined by Acxiom.

     3. Consumer  Inquiries.  Licensee  shall be  responsible  for accepting and responding to any communication  initiated by a consumer ("Consumer  Inquiries")
arising out of  Licensee's  services that utilize the Data.  Licensee  agrees to handle  issues  directly  related  to  products  advertised  and sold in  house.
Licensee  has the  right to update or modify  data as is  necessary  to  resolve customer  issues.  Issues  concerning  the  accuracy of data may be corrected by licensee.  The parties agree that as part of Licensee's  "consumer care" system,
Licensee  shall include an opt out notice on the first or initial screen of each results page that provides the consumer with  instructions  for requesting  that the  consumer's  information be removed from  Licensee's web site.  Licensee may communicate to Acxiom  records of the deceased and only Consumer  Inquiries that are  determined  to involve the accuracy of the Data.  No reference to Acxiom in written or oral  communication  to a consumer or in scripts  used by Customer in responding to Consumer  Inquiries  shall be made without  Acxiom's prior written approval.

Date Products License Agreement

4. Affiliates.  The Affiliates  listed below shall have access to and use of the
Data:

[complete as necessary]

IN  WITNESS  WHEREOF, the  duly authorized  representatives of the  parties have executed this  Product Schedule  to be  effective  as of  the  Product  Schedule
Effective Date.

CommunicateNow.com, Inc.                    ACXlOM CORPORATION
(dba Bizfinders.com)

 BY:                                        BY:
(Signature)                                (Signature)

(Print or Type Name)                       (Print or Type Name)

(Title)                                    (Title)